Exhibit 5.1

December 22, 2020

VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, California 94090

Ladies and Gentlemen:

We have acted as special Nevada counsel to VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”), in connection with the offer and sale by the Company of 63,000,000 shares of common stock of the Company, $0.001 par value per share (the “Common Shares”), and (ii) 2,000,000 shares of the Company’s Series D Convertible Preferred Stock, $0.001 par value per share (the “Preferred Shares,” and together with the Common Shares, the “Securities”). The offer and sale of the Securities have been registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-234025) filed by the Company with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”) (as so filed and as amended, the “Registration Statement”), including a base prospectus dated September 30, 2019 (the “Base Prospectus”), as supplemented by a Final Prospectus Supplement dated December 18, 2020 relating to the Securities (the “Prospectus Supplement). The Company has entered into an Underwriting Agreement dated as of December 18, 2020, among the Company and Jefferies LLC and William Blair & Company, L.L.C., as representatives of the Underwriters listed on Schedule A thereto (the “Underwriting Agreement”), relating to the sale of the Securities. Capitalized terms not defined herein shall have such meaning as set forth in the Underwriting Agreement.

In connection with this opinion, we have examined originals or copies, certified, or otherwise identified to our satisfaction, of:

(i)
Certificate of Designation designating 500,000 shares of the Company’s authorized preferred stock, par value $0.001 per share, as Series A Convertible Preferred Stock, as filed with the Nevada Secretary of State on December 22, 2011;
(ii)
Certificate of Designation designating 4,000,000 shares of the Company’s authorized preferred stock, par value $0.001 per share, as Series B 10% Convertible Preferred Stock, as filed with the Nevada Secretary of State on May 7, 2015;
(iii)
Certificate of Designation designating 3,000,000 shares of the Company’s authorized preferred stock, par value $0.001 per share, as Series C Convertible Preferred Stock, as filed with the Nevada Secretary of State on January 22, 2016;

VistaGen Therapeutics, Inc.
December 22, 2020

(iv)
the Restated Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on August 11, 2016;
(v)
Certificate of Amendment to Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on September 15, 2017;
(vi)
Certificate of Amendment to Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on September 6, 2019;
(vii)
Certificate of Designation designating 2,000,000 shares of the Company’s authorized preferred stock, par value $0.001 per share, as Series D Convertible Preferred Stock, as filed with the Nevada Secretary of State on December 22, 2020 (the “Series D Certificate of Designation”);
(viii)
Second Amended and Restated Bylaws of the Company, adopted August 16, 2016, and certified to us to be currently in effect;
(ix)
a Certificate of Good Standing for the Company issued by the Nevada Secretary of State on December 22, 2020;
(x)
the Registration Statement;
(xi)
the Base Prospectus;
(xii)
the Prospectus Supplement;
(xiii)
an unfiled Certificate of Amendment to the Company’s Articles of Incorporation reflecting the Articles Amendment (as that term is defined below) (the “Certificate of Amendment”);
(xiv)
Resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) dated September 5, 2019, authorizing and approving the Registration Statement, the issuance and sale of the securities described in the Registration Statement;
(xv)
Resolutions of the board of directors of the Company adopted as of December 16, 2020, authorizing and approving the Prospectus Supplement, the issuance and sale of the securities described in the Prospectus Supplement, the amendment of the Company’s Articles of Incorporation to increase the number of authorized Common Shares from One Hundred Seventy Five Million (175,000,000) shares to Three Hundred Twenty Five Million (325,000,000) shares (the “Articles Amendment”), recommending the Articles Amendment to the Company’s stockholders for approval, and designating the Pricing Committee;
(xvi)
Resolutions of the Board of Directors of the Company, dated December 17, 2020, approving certain pricing terms of the Securities, authorizing the reservation of Common Shares into which the Preferred Shares will be converted upon filing of the Certificate of Amendment with the Nevada Secretary of State reflecting the Articles Amendment, and matters related thereto; and
(xvii)
a certificate, dated December 22, 2020, from an Officer of the Company as to certain factual matters, including, the incumbency of the officers of the Company (the “Officer's Certificate”).

In addition to the foregoing, we have examined such other instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

VistaGen Therapeutics, Inc.
December 22, 2020

In rendering the opinions contained herein, we have, with your permission, made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct, and complete copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; (iv) all persons who signed such documents on behalf of a business entity were duly authorized to do so; (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate. We have assumed that there are no amendments, modifications, or supplements to such documents other than those amendments, modifications, and supplements that are known to us.

This opinion is limited to the Nevada Revised Statutes, and we disclaim any opinion as to the laws of any other jurisdiction.  We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that

1.
The Securities have been duly authorized by all necessary corporate action of the Company, and upon receipt of consideration therefor, the Common Shares and the Preferred Shares will be validly issued, fully paid and nonassessable.

2.
Upon receipt by the Company of the requisite stockholder approval of the Articles Amendment, which, with your consent, we have assumed the Company will have taken all required corporate action necessary to obtain, and the filing of the Certificate of Amendment with the Nevada Secretary of State, the Common Shares initially issuable upon conversion of the Preferred Shares (the “Conversion Shares”) will be duly authorized by all necessary corporate action of the Company and reserved for issuance upon conversion of the Preferred Shares and would be validly issued, fully paid and nonassessable, assuming the issuance of the Conversion Shares upon the conversion of the Preferred Shares in accordance with the terms of the Series D Certificate of Designation on the date upon which the Certificate of Amendment is filed with the Nevada Secretary of State. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares required by Nevada law.

This opinion is rendered to you in connection with the Registration Statement and is not to be relied upon for any other purpose. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

This opinion is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

VistaGen Therapeutics, Inc.
December 22, 2020

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
WOODBURN AND WEDGE

By:
/s/ Shawn G. Pearson

Shawn G. Pearson